[CMS ENERGY LOGO]

                                                                    NEWS RELEASE


                     CMS ENERGY ANNOUNCES THIRD QUARTER LOSS
                 OF $0.51 PER SHARE; REAFFIRMS EARNINGS GUIDANCE


         JACKSON, Mich., Nov. 11, 2003 -- CMS Energy (NYSE: CMS) announced a reported net loss of $77 million, or $0.51 per share, for the third quarter of 2003, compared to reported net income of $37 million, or $0.26 per share, for the same quarter of 2002. The reported loss includes $0.52 per share for charges and costs that were anticipated as a result of the Company's continuing strategic and financial restructuring plan.

         Ongoing (non-Generally Accepted Accounting Principles) net income for the third quarter was $1 million, or $0.01 per share, compared to ongoing net income of $65 million or $0.46 per share in the same period of 2002. Ongoing earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales or other items detailed in the attached summary financial statements.

         Compared with the third quarter of 2002, the lower 2003 third quarter ongoing results reflect lower electric sales, partly because of cooler summer weather. Temperatures during the quarter averaged 2.5 degrees cooler than the similar period last year. The lower summer temperatures, a slow economic recovery in Michigan, and more customers taking power from alternate suppliers reduced electric deliveries at CMS Energy's principal subsidiary, Consumers Energy, by 6.4 percent during the quarter, compared to the same quarter last year. In addition, the lower results reflect the absence of earnings from businesses sold, and expenses associated with refinancings to extend debt maturities and lower interest rates.

         For the first nine months of 2003, CMS Energy had a reported net loss of $43 million, or $0.29 per share, compared to reported net income of $5 million, or $0.04 per share, for the same period in 2002. Ongoing net income for the period was $80 million, or $0.55 per share, compared to $161 million, or $1.18 per share, for the first three quarters of 2002.

         The Company reaffirmed its full-year ongoing earnings guidance of $0.80 to $0.90 per share, noting results likely will be at the lower end of the guidance. The Company also reaffirmed its guidance for full-year reported results as a loss of about $1 per share.


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         During the quarter, CMS Energy continued to make progress on its asset sales program. It signed an agreement to sell its 6,000-acre Arcadia parcel on Lake Michigan to the Grand Traverse Regional Land Conservancy. The Company also signed an agreement to sell its 51 percent interest in the Marysville underground storage terminal near Port Huron, Mich. Both sales are expected to close before the end of the year.

         CMS Energy is working to realize $900 million in net proceeds from asset sales in 2003, although several potential transactions that require regulatory approvals may not occur until 2004.

         The successful asset sales program is helping CMS Energy to continue to reduce its debt, dropping it from $7.3 billion at the end of 2002 to a projected $6.2 billion at the end of 2003.

         A recent CMS Energy highlight was a J.D. Power and Associates study that found Consumers Energy's natural gas utility ranked highest for customer satisfaction in the Midwest for the second year in a row.

         Ken Whipple, CMS Energy's chairman and chief executive officer, said the J.D. Power award reflects the Company's underlying operational strength. "That strength comes from our employees, who are among the best in the energy business and are committed to superior customer service," he said.

         Whipple added: "Our business plan is solid, although our financial results are down this quarter as we continue the transition to a smaller, utility-based company. We are continuing to increase our financial flexibility, reduce debt, and meet commitments."

         CMS Energy is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                      # # #

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517-788-2394, or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the forward-looking statements cautionary factors in CMS Energy's Securities and Exchange Commission filings that identify important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
                    Condensed Consolidated Income Statements
                      (Millions, Except Per Share Amounts)


                                                 Third Quarter             Nine Months
                                                  (Unaudited)              (Unaudited)
                                             ----------------------   ----------------------
                                               2003         2002        2003         2002
                                             ---------    ---------   ---------    ---------
Operating Revenue                            $   1,016    $   2,534   $   4,059    $   6,843

Earnings from Equity
   Method Investees                                 20           41         120          126

Operating Expenses                                 907        2,385       3,629        6,353
                                             ---------    ---------   ---------    ---------

Operating Income                             $     129    $     190   $     550    $     616

Other Income (Deductions)                            -            2          (3)          34

Fixed Charges                                      179          127         451          381

Income Tax Expense (Benefit)                       (16)          54          58          128

Minority Interests                                   -            -           1            1
                                             ---------    ---------   ---------    ---------

Income (Loss) from Continuing Operations     $     (34)   $      11   $      37    $     140

Income (Loss) from Discontinued Operations         (43)          25         (56)        (153)

Cumulative Effect of Accounting Changes              -            1         (24)          18
                                             ---------    ---------   ---------    ---------

Net Income (Loss)                            $     (77)   $      37   $     (43)   $       5
                                             =========    =========   =========    =========

Earnings (Loss) Per Share

             Basic                           $   (0.51)   $    0.26   $   (0.29)   $    0.04

             Diluted                             (0.51)        0.26       (0.29)        0.04

                             CMS Energy Corporation
                      SUMMARIZED COMPARATIVE BALANCE SHEETS
                              (Millions of Dollars)

                                                 As of September 30 (Unaudited)
                                                 -----------------------------       December 31
                                                    2003              2002              2002
                                                 -----------       -----------       -----------
ASSETS
Cash and cash equivalents                        $       664       $       332       $       359
Restricted cash                                          205                18                38
Other current assets                                   1,806             1,940             2,351
                                                 -----------       -----------       -----------
   Total current assets                          $     2,675       $     2,290       $     2,748
Net plant and property                                 5,742             5,630             5,230
Investments                                            1,425             1,567             1,393
Non-current assets                                     2,469             4,910             4,544
                                                 -----------       -----------       -----------
Total assets                                     $    12,311       $    14,397       $    13,915
                                                 ===========       ===========       ===========

STOCKHOLDERS' INVESTMENT
  AND LIABILITIES
Capitalization
   Debt
     Long-term debt (excluding
        Securitization)                          $     5,885       $     5,215       $     4,930
     Capital leases                                      116               110               116
     Notes Payable                                         4               235               458
     Current portion of long-term
        debt and capital leases
         (excluding securitization)                      156               574               613
                                                 -----------       -----------       -----------
     Total debt                                  $     6,161       $     6,134       $     6,117
   Preferred stock and securities                        707               927               927
   Minority interest                                      23                12                21
   Common stockholders' equity                         1,353             1,829             1,133
                                                 -----------       -----------       -----------
   Total capitalization                          $     8,244       $     8,902       $     8,198
Securitization debt                                      434               460               453
Current liabilities                                    1,009             1,711             1,800
Non-current liabilities                                2,624             3,324             3,464
                                                 -----------       -----------       -----------
Total Stockholders' Investment and Liabilities   $    12,311       $    14,397       $    13,915
                                                 ===========       ===========       ===========

                             CMS Energy Corporation
                       SUMMARIZED STATEMENTS OF CASH FLOWS
                              (Millions of Dollars)

                                                  Nine Months
                                                  (Unaudited)
                                            ----------------------
                                              2003         2002
                                            ---------    ---------
Beginning of Period Cash                    $     359    $     123
                                            ---------    ---------
     Cash (used in) provided by
        operating activities                $     (14)   $     333
     Cash provided by investing activites         501          884
     Cash used in financing activities           (184)      (1,008)
     Currency Translation Adjustment                2            -
                                            ---------    ---------
        Total Cash Flow                     $     305    $     209
                                            ---------    ---------
End of Period Cash                          $     664    $     332
                                            =========    =========

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
 Reconciliations of GAAP Net Income (Loss) to Non-GAAP Ongoing Net Income (Loss)
                      (Millions, Except Per Share Amounts)

                                                           Third Quarter         Nine Months
                                                            (Unaudited)          (Unaudited)
                                                       --------------------  --------------------
                                                         2003       2002       2003       2002
                                                       ---------  ---------  ---------  ---------
NET INCOME (LOSS)                                      $     (77) $      37  $     (43) $       5

Reconciling Items:
      Discontinued Operations (Income) Loss                   43        (25)        56        153
      Cumulative Effect of Accounting Changes:
           EITF #02-03 MTM Accounting                          -          -         23          -
           SFAS No. 143 Asset Retirement Obligation            -          -          1          -
           SFAS No. 133 Derivative Accounting                  -         (1)         -        (18)
      Net Asset (Gain)/Loss and Other                         35         54         43         21
                                                       ---------  ---------  ---------  ---------
Ongoing Net Income - Non-GAAP Basis                    $       1  $      65  $      80  $     161
                                                       =========  =========  =========  =========

Average Number of Common Shares Outstanding
      Basic                                                  152        144        147        137
      Diluted                                                157        148        151        142

BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE

Earnings (Loss) Per Share as Reported                  $   (0.51) $    0.26  $   (0.29) $    0.04

Reconciling Items:
      Discontinued Operations (Income) Loss                 0.29      (0.17)      0.38       1.11
      Cumulative Effect of Accounting Changes:
           EITF #02-03 MTM Accounting                          -          -       0.15          -
           SFAS No. 143 Asset Retirement Obligations           -          -       0.01          -
           SFAS No. 133 Derivative Accounting                  -      (0.01)         -      (0.13)
      Net Asset (Gain)/Loss and Other                       0.23       0.38       0.30       0.16
                                                       ---------  ---------  ---------  ---------
Ongoing Net Income - Non-GAAP Basis                    $    0.01  $    0.46  $    0.55  $    1.18
                                                       =========  =========  =========  =========

DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE

Earnings (Loss) Per Share as Reported                  $   (0.51) $    0.26  $   (0.29) $    0.04

Reconciling Items:
      Discontinued Operations (Income) Loss                 0.29      (0.17)      0.38       1.11
      Cumulative Effect of Accounting Changes:
           EITF #02-03 MTM Accounting                          -          -       0.15          -
           SFAS No. 143 Asset Retirement Obligations           -          -       0.01          -
           SFAS No. 133 Derivative Accounting                  -      (0.01)         -      (0.13)
      Net Asset (Gain)/Loss and Other                       0.23       0.38       0.30       0.16
                                                       ---------  ---------  ---------  ---------
Ongoing Net Income - Non-GAAP Basis                    $    0.01  $    0.46  $    0.55  $    1.18
                                                       =========  =========  =========  =========